Exhibit 99.5

INSTITUTIONAL INVESTORS PURCHASE 4.8 MILLION SHARES OF COMMON STOCK FROM A MAJOR SHAREHOLDER AND MEMBERS OF MANAGEMENT

GOLETA, Calif., Feb 13, 2007 /PRNewswire-FirstCall via COMTEX News Network/ --

Commerce Planet, Inc. (OTC Bulletin Board: CPNE) announced that institutional investors have entered into definitive agreements for the purchase of 1.8 million unregistered shares of our common stock from a major shareholder for a per share price of $1.90, which represents a 10% discount to the average trailing 20 day closing bid price.

In a separate private transaction, institutional investors have entered into definitive agreements for the purchase of 3 million unregistered shares of our common stock from members of management for a per share price of $1.90, which represents a 10% discount to the average trailing 20 day closing bid price. The closings for both transactions are expected to take place, subject to customary conditions, the week of February 12, 2007. The Company has agreed to register the resale of the shares sold in these transactions.

Michael Hill, CEO stated, "Management believes that this transaction is critical to opening the door for institutional investors to participate publicly in the Company's stock. We believe that additional institutional investors will enter the marketplace, providing support to our stock price, in part as a result of this transaction. Management believes this transaction is in the best interest of the total Commerce Planet shareholder base."

This announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of our common stock. The shares being sold to the investors have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Commerce Planet, Inc.

Commerce Planet, Inc. (OTC Bulletin Board: CPNE) is a publicly traded, internet-based media company. The Company offers online media products, lead generation services and direct marketing tools to its client partners. Commerce Planet offers an internet turnkey media solution through its network of wholly owned subsidiaries, which include Consumer Loyalty Group, Inc., Legacy Media Inc., OS Imaging, Inc. and Interaccurate, Inc.

Each subsidiary of Commerce Planet specializes in a specific niche of the online media industry. Their combined services are designed to address the needs of client partners, including membership loyalty programs, direct response consumer marketing, affiliate list management, email deployment, live chat software-based services, direct phone sales and customer service, and printing services.

To find out more about Commerce Planet, Inc. (OTC Bulletin Board: CPNE), visit our website at www.commerceplanet.com. The Company's public financial information and filings can be viewed at www.sec.gov.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on management's current expectations, estimates and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond Commerce Planet's control and are difficult to predict, including but not limited to the risk factors listed from time to time in Commerce Planet's filings with the Securities and Exchange Commission ("SEC"), including Forms 10-KSB and 10-QSB. These, and many other factors, could cause actual results to differ materially from forward-looking statements by management. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Commerce Planet, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.